Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

January 10, 2008

Contact:

Steven C. Ackmann

President and

Chief Executive Officer

570-346-4156

Steven C. Ackmann, President and CEO of Fidelity Deposit and Discount Bank, has announced that Timothy P. O’Brien has been named Executive Vice President, Chief Commercial Banking Officer.

With over 30 years of experience in local community banks, O’Brien is a specialist in business banking and commercial lending.

An active member of the community, he has been involved with the Greater Scranton Chamber of Commerce, the University of Scranton Alumni Society, St Joseph’s Center, as well as the new Northeast Medical Consortium. He is also active in the Pennsylvania Banker’s Association.

“I am pleased to welcome Tim to our management team. His knowledge of the marketplace and business lending will be a tremendous asset to our organization,” explained Ackmann.

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